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                                                                    Exhibit 32.1

      CERTIFICATION PURSUANT TO 18 U.S.C. (S) 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Quicksilver Resources Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Glenn Darden, President and Chief Executive Officer of the Company, and Bill Lamkin, Executive Vice-President and Chief Financial Officer of the Company, each here certifies that, to his knowledge on the date thereof:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2003


By: /s/ Bill Lamkin                    By: /s/ Glenn Darden
    --------------------------------       -------------------------------------
    Bill Lamkin                            Glenn Darden
    Executive Vice-President and           President and Chief Executive Officer
    Chief Financial Officer